As filed with the Securities and Exchange Commission, April 3, 2001   File No.

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM SB-2
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933


                    Alaska Freightways, Inc.
     (Exact name of registrant as specified in its charter)

            Nevada                          88-0464853
(State or Other Jurisdiction of            (IRS Employer
Incorporation or Organization)         Identification No.)

                  300 East 54th Ave., Suite 200
                      Anchorage,  AK  99518
                         (907) 227-7319
(Address and telephone number of registrant's principal offices)

                   Donald E. Nelson, President
                    Alaska Freightways, Inc.
                  300 East 54th Ave., Suite 200
                      Anchorage,  AK  99518
                         (907) 227-7319
    (Name, address and telephone number of agent for service)

                           Copies to:
                    Cletha A. Walstrand, Esq.
                  Lehman Walstrand & Associates
                   8 East Broadway, Suite 620
                 Salt Lake City, UT  84111-2204
                         (801) 532-7858
                       (801) 363-1715 fax

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the Registration Statement becomes effective.

The securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                 CALCULATION OF REGISTRATION FEE

Title of each class    Amount to be   Proposed offering   Proposed maximum     Amount of
of securities to        registered     price per share    aggregate offering  registration
be registered                                                   price             fee

Common Stock          300,000 shares   $0.75 per share         $225,000         $56.25

  Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion   _____, 2001

                           PROSPECTUS


               $75,000 Minimum / $225,000 Maximum
                    ALASKA FREIGHTWAYS, INC.
                          COMMON STOCK

     This is our initial public offering. We are offering a minimum of 100,000 and a maximum of 300,000 shares of common stock. The public offering price is $0.75 per share. No public market exists for our shares.

     See "Risk Factors" beginning on page 2 for certain information you should consider before you purchase the shares.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     The shares are offered on a minimum/maximum, best efforts basis directly through our officers and directors. No commission or other compensation related to the sale of the shares will be paid to any of our officers or directors. The proceeds of the offering will be placed and held in an escrow account at Brighton Bank until a minimum of $75,000 in cash has been received as proceeds from sale of shares. If we do not receive the minimum proceeds within 90 days from the date of this prospectus, unless extended by us for up to an additional 30 days, your investment will be promptly returned to you without interest and without any deductions. This offering will expire 30 days after the minimum offering is raised. We may terminate this offering prior to the expiration date.


              Price to Public     Commissions   Proceeds to Company

  Per Share      $0.75               $-0-            $0.75

  Minimum      $75,000               $-0-          $75,000

  Maximum     $225,000               $-0-         $225,000



          The date of this Prospectus is April 3, 2001

                        PROSPECTUS SUMMARY

About our company

     We are a Nevada corporation, formed on June 1, 2000. Our corporate name is Alaska Freightways, Inc. and we operate under the name of R.L. Trucking. We intend to provide transportation and freight brokerage services in the Anchorage, Alaska area. We are primarily focusing on short to medium haul truckload carrier and freight brokerage operations.

     We will be competing with a large number of transportation and freight brokerage service companies. The transportation and freight brokerage service industry is highly fragmented and competitive, with several national freight service providers as well as a large number of smaller independent businesses serving local, regional and national markets.

     We are currently leasing trucking equipment from one of our officers and directors, Mr. Richard Strahl. Along with our leased equipment, a significant portion of our trucking and freight brokerage services is provided through a network of independent contractors. These relationships allow us to control a larger fleet of equipment and provide our customers with a broad range of transportation services without committing significant capital to the acquisition and maintenance of an extensive asset base. Our relatively low capital and working capital requirements and variable cost structure should enable us to be competitive.

     We have commenced only limited operations and are considered a development stage company. As of December 31, 2000 we realized a net loss of $5,563 and have not yet established profitable operations. These factors raise substantial doubt about our ability to continue as a going concern. The proceeds from this offering are needed so we can continue operations and implement our growth and marketing plan. We intend to actively pursue contracts for providing transportation and freight brokerage services.

     Our principal executive offices are located at 300 East 54th
Ave., Suite 200, Anchorage, Alaska 99518. Our telephone number is (907) 227-7319.

About our offering

     We are offering a minimum of 100,000 and a maximum of 300,000 shares of common stock. Upon completion of the offering, we will have 3,530,000 shares outstanding if the minimum is sold and 3,730,000 shares outstanding if all shares offered are sold. We will use the proceeds from the offering to purchase equipment, implement our marketing and advertising plan and expand our business.

                          RISK FACTORS

     Investing in our stock is very risky and you should be able to bear a complete loss of your investment.

     Alaska Freightways is a development stage company that is not operating at a profit, so there is no assurance we will ever be profitable or that your investment will have future value. Although our management has past experience in the trucking and freight brokerage industry, Alaska Freightways is a new business and investment in our company is risky. We have no meaningful operating history so it will be difficult for you to evaluate an investment in our stock. As of December 31, 2000, we have had no revenue and a net loss of $5,563. We cannot assure you that we will ever be profitable.

Since we have not proven the essential elements of profitable operations, you will be furnishing venture capital to us and will bear the risk of complete loss of your investment in the event we are not successful.

     If we do not raise money through this offering, it is unlikely we can continue operations. As of December 31, 2000, Alaska Freightways had a working capital deficit of $2,403. We are devoting substantially all of our present efforts to establishing a new business and need the proceeds from this offering to continue our business and sell our trucking and brokerage services. Although we started our planned operation in January 2001, we have not generated any revenue. If we cannot raise money through this offering, we will have to seek other sources of financing or we will be forced to curtail or terminate our business. There is no assurance that additional sources of financing will be available at all or at a reasonable cost.
These factors raise substantial doubt about our ability to continue as a going concern.

     If we were unable to retain existing or obtain new clients, our revenues and operations will be severely impaired. We must obtain new clients and extend or renew existing client contracts on favorable terms to be successful. If we do not succeed in maintaining existing clients and obtaining new clients, our revenues and results of operations will be adversely affected.

     We operate in a very competitive business environment that could adversely affect our ability to obtain and maintain clients. The transportation and freight brokerage service industry is highly fragmented and competitive, with several national freight service providers as well as a large number of smaller independent businesses serving local and regional markets. The majority of our competitors have greater financial and other resources than we do. Many of our competitors also have a history of successful operations and an established reputation within the industry. Contracts in the transportation and freight brokerage service industry are generally gained or renewed through a competitive bidding process. Some of our competitors may be prepared to accept less favorable fee structures than us when negotiating or renewing contracts. Our inability to be competitive in obtaining and maintaining clients would have a material adverse effect on our revenues and results of operations.

     We depend entirely on our executive officers to implement our business and losing the services of any of our executive officers would adversely affect our business. Alaska Freightways is in the development stage and requires the services of our executive officers to become established. We have no employment agreements with our executive officers. If we lost the services of any of our executive officers, it is questionable we would be able to find a replacement and our business would be adversely affected.

     We are dependent upon third parties for trucking equipment and services essential to operate our business. We rely on third parties to lease equipment to us and provide driving services necessary for our operations. There have historically been periods of equipment shortages in the transportation industry, particularly in a strong economy. In the event we lose our current lease or are unable to secure another lease on equipment, our operations will be severely impacted. Further, if we receive insufficient transportation equipment or services from these third parties to meet our customers' needs, our business, results of operations and financial position could be materially adversely affected.

     Our reliance on drivers who are independent contractors could reduce our operating control and we may have trouble attracting and retaining independent contractors. We rely on the services of drivers who are independent contractors that may cause disadvantages such as reduced operating control compared to companies who do not rely as heavily on independent contractors. We also face potential difficulties attracting independent contractors during times when freight services are in high demand. In most cases, contracts with independent contractors are terminable upon short notice by either party. We cannot assure that we will be successful in obtaining the services of independent contractors or that any independent contractors who terminate their contracts with us can be replaced.

     A determination by regulators that our independent contractors are employees could expose us to various liabilities. From time to time, tax and other regulatory authorities and others have sought to assert that independent contractors in the trucking industry are employees, rather than independent contractors. There can be no assurance, that tax authorities or others will not successfully challenge this position, or that such interpretations will not change, or that tax laws will not change. If our independent contractors were determined to be employees, such determination could materially increase our exposure under a variety of federal and state tax, worker's compensation, unemployment benefits, labor and employment and tort laws, as well as our potential liability for employee benefits. Our business model relies on the fact that our independent contractors are not deemed to be employees, and exposure to any of the above increased costs would impair our competitiveness in the industry.

     We arbitrarily determined our offering price. The offering price of the shares was arbitrarily determined by our management. The offering price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the offering price be regarded as an indicator of any future market price of our securities. In determining the offering price, we considered such factors as the prospects for our products, our management's previous experience, our historical and anticipated results of operations and our present financial resources.

     Our stock may become subject to the Penny Stock rules which would impose significant restrictions on the Broker-Dealers and
may affect the resale of our stock.   A penny stock is generally
a stock that

     - is not listed on a national securities exchange or Nasdaq,

     - is listed in "pink sheets" or on the NASD OTC Bulletin
       Board,

     - has a price per share of less than $5.00 and

     - is issued by a company with net tangible assets less than $5 million.

     The penny stock trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in common stock and other equity securities, including

     - determination of the purchaser's investment suitability,

     - delivery of certain information and disclosures to the purchaser, and

     - receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction.

     Many broker-dealers will not effect transactions in penny stocks, except on an unsolicited basis, in order to avoid compliance with the penny stock trading rules. In the event our common stock becomes subject to the penny stock trading rules,

     - such rules may materially limit or restrict the ability to resell our common stock, and

     - the liquidity typically associated with other publicly traded equity securities may not exist.

     Shares of stock that are eligible for sale by our stockholders may decrease the price of our stock. Upon completion of the offering, we will have 3,530,000 shares outstanding if the minimum is sold and 3,730,000 shares outstanding if the maximum is sold, of which 100,000 shares will be freely tradable if the minimum is sold or 300,000 if the maximum is sold and 3,430,000 shares that are restricted shares but may be sold under Rule 144 commencing in June 2001. If the holders sell substantial amounts of our stock, then the market price of our stock could decrease.

                   FORWARD-LOOKING STATEMENTS

     You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus. This prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position. You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially from those included within the forward-looking statements as a result of various factors. Cautionary statements in this "Risk Factors" section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.

                  DILUTION AND COMPARATIVE DATA

     At December 31, 2000, we had a negative net tangible book value of $2,403. However as of March 15, 2001 we had completed a limited offering of common stock resulting in the net proceeds of $134,713. After giving effect to the limited offering but to no other changes in our financial condition after December 31, 2000, we had a net tangible book value (total tangible assets less total liabilities) of $132,310 or a net tangible book value per share of approximately $.052. The following table shows the dilution to your equity interest without taking into account any changes in our net tangible book value after December 31, 2000, except the net proceeds received from our limited offering and sale of the minimum and maximum number of shares offered.

                               Assuming Minimum    Assuming Maximum
                                  Shares Sold         Shares Sold

Shares Outstanding                 3,530,000         3,730,000

Public offering proceeds             $50,000          $200,000
at $0.75 per share (after expenses)

Net tangible book value             $182,310          $332,310
after offering

Net tangible book value               $.0385            $.0385
per share before offering

Increase attributable to              $.0131            $.0505
Purchase of shares by
new investors

Pro forma net tangible                $.0516            $.0890
book value after offering

Dilution per share to new             $.6984            $.6610
investors

Percent dilution                       93.12%           88.13%

     The following table summarizes the comparative ownership and capital contributions of existing common stock shareholders and investors in this offering as of March 15, 2001:

                    Shares Owned              Total      Average Price
                         Number          Consideration   Per Share
                                        %        Amount
Present Shareholders
  Minimum Offering     3,430,000       65%     $138,160     $0.40
  Maximum Offering     3,430,000       38%     $138,160     $0.40

New Investors
  Minimum Offering       100,000        35%    $ 75,000         $.75
  Maximum Offering       300,000        62%    $225,000         $.75

     The numbers used for Present Shareholders assumes that none of the present shareholders purchase additional shares in this offering.

     The above table illustrates that as an investor in this offering, you will pay a price per share that substantially exceeds the price per share paid by current shareholders and that you will contribute a high percentage of the total amount to fund Alaska Freightways, but will only own a small percentage of our shares. Investors will contribute $75,000 if the minimum is raised or $225,000 if the maximum offering is raised, compared to $138,160 contributed by current shareholders. Further, if the minimum is raised, investors will own only 2.8% of the total shares and if the maximum is raised investors will own only 8% of the total shares.

                         USE OF PROCEEDS

     The net proceeds to be realized by us from this offering, after deducting estimated offering related expenses of approximately $25,000 is $50,000 if the minimum number of shares is sold and $200,000 if the maximum number of shares is sold.

     The following table sets forth our estimate of the use of proceeds from the sale of the minimum and maximum amount of shares offered. Since the dollar amounts shown in the table are estimates only, actual use of proceeds may vary from the estimates shown.

Description                        Assuming Sale of   Assuming Sale of
                                 Minimum Offering     Maximum Offering

Total Proceeds                       $ 75,000        $225,000
Less Estimated Offering Expenses       25,000          25,000

Net Proceeds Available                 50,000         200,000

Use of Net Proceeds
     Equipment lease and maintenance   40,000         125,000
     Advertising                            0          25,000
     Working capital                   10,000          50,000

TOTAL NET PROCEEDS                   $ 50,000        $200,000

     The working capital reserve may be used for general corporate purposes to operate, manage and maintain the current and proposed operations including wages and salaries, professional fees, expenses and other administrative costs.
Costs associated with being a public company, including compliance and audits of our financial statements will be paid from working capital and revenues generated from our operations. If we receive less than the entire offering amount, funds will be applied according to the priorities outlined above. Pending expenditures of the proceeds of this offering, we may make temporary investments in short-term, investment grade, interest-bearing securities, money market accounts, insured certificates of deposit and/or in insured banking accounts.

                   DETERMINATION OF OFFERING PRICE

     The offering price of the shares was arbitrarily determined by our management. The offering price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the offering price be regarded as an indicator of any future market price of our securities. In determining the offering price, we considered such factors as the prospects for our products, our management's previous experience, our historical and anticipated results of operations and our present financial resources.

                        DESCRIPTION OF BUSINESS

General

     We were incorporated in the state of Nevada on June 1, 2000 under the name Alaska Freightways, Inc. We currently operate in Anchorage, Alaska under the name RL Trucking. We intend to provide transportation and freight brokerage services.

Our business

     Our initial focus will be providing trucking and freight hauling services, in and around the Anchorage area.
Strategically located in a fast developing city, Anchorage, we will work toward establishing a steady clientele and order float. We will also actively seek other companies that are interested in outsourcing their transportation needs. Our primary interest is the short to medium haul trucking and freight brokerage operations.

The trucking segment

     Transportation modes include rail, highway, water, air and pipeline transportation. Ground transportation is the largest component of the domestic freight transportation market. Ground transportation consists primarily of trucking and rail services, with a small portion related to pipeline transport. Transportation service offerings that utilize multiple modes of transportation are commonly known as intermodal. Our services are targeted at freight that is shipped within Alaska.

     Trucking is a vital segment of the transportation system in the United States. The trucking industry is comprised of more than 500,000 for-hire, private and government fleets, including owner operators. It employs 9.7 million people, including 3.12 million drivers, and accounts for nearly 5% of the U.S. gross domestic product, according to the Economics & Statistical Analysis Department at American Trucking Association (http://www.truckline.com/infocenter/econ/econ_about.html as of
Feb. 22, 2001). According to the same source, the for-hire truckload market segment of the transportation industry accounted for approximately $65 billion of revenue in 1998.

     Providers of freight transportation services include private shippers who manage the transportation of their own freight, for-hire service providers such as over-the-road trucking companies and third-party transportation and logistics companies such as intermodal marketing companies. Providers in the freight transportation industry compete on the basis of cost, delivery time, reliability and precision of delivery and pick-up, as well as freight-specific requirements such as handling and temperature control.

     The truckload transportation market generally consists of a service-sensitive segment and a price-sensitive segment.
Shippers of high value or time-sensitive goods tend to be more concerned with the service capability of the carrier than simply obtaining the lowest priced transportation. In many cases, carriers choose either to provide premium service and charge rates consistent with that service or to compete primarily on the basis of price.

          The trucking market is comprised of private and for-hire fleets, handling either truckload or less-than-truckload shipments over various lengths of haul. Relative advantages of trucking versus other modes include flexibility of pickup, route, and delivery as well as relatively rapid delivery cycles. Trucking is often at a cost disadvantage versus other modes of transportation, such as rail, due to capacity limitations and high variable costs related to fuel and labor. However, trucking is often advantageous for shorter lengths of haul. Private fleets operated by shippers represent the largest sector of the non-local trucking industry, but has been losing market share to for-hire carriers since deregulation of the industry began in 1980. Shippers' increased focus on cost reduction and core competencies has led to an accelerated rate of growth of the for-hire trucking sector.

     The truckload transportation industry currently is undergoing changes that affect both shippers and carriers. Shippers, which are the customers of trucking companies, have been focusing their capital resources on their primary businesses and are outsourcing their transportation requirements. Shippers increasingly have been seeking to reduce the number of authorized carriers they utilize and to establish service-based, long-term relationships with smaller groups of preferred or "core carriers" who are often able to provide a wide range of services. While truckload transportation market remains highly fragmented, there is an emerging trend among carriers toward consolidation in order to become better positioned with customers as core carriers. Carriers are also consolidating to take advantage of economies of scale in purchasing equipment and in recruiting and retaining drivers.

     The truckload market is further segmented on the basis of length of haul. In the long haul market, the average length of haul is greater than 1,500 miles. In this segment, truckload carriers compete with air freight on the basis of lower prices and with railroads on the basis of time of delivery. In the medium-to-long haul segment, the average length of haul ranges from 750 miles to 1,500 miles. We are focusing on short haul ranges.

     An article released by PR Newswire on December 4, 2000 from Alexandria, VA states that, according to the American Trucking Associations, a record $198 billion in gifts and goods will be delivered by truck to homes and businesses across the country, a six percent increase over last year. As trucks fan out across the nation bearing their special holiday cargo, the industry will simultaneously set another record - passing the 200 billion miles-driven mark in the year 2000.

     Trucking, for-hire and private, moves more of the nation's freight, whether measured by value, tons, and ton-miles, than other models. Changes in how goods are produced and increases in international trade have contributed to the rise in freight tonnage and tin-miles over the past few years.

Freight brokerage segment

     Other elements of the trucking industry include truck brokerage and the use of independent contractors to provide services. Truck brokerage involves the outsourced arrangement of trucking services by a third-party with a licensed carrier on behalf of a shipper. Truck brokerage allows us to offer trucking services without actually having dedicated capacity. The use of independent contractors generally facilitates a low investment in transportation equipment and increased flexibility.

Operating Strategy

     Our operating strategy is to provide high quality transportation and freight brokerage services that position us as a preferred supplier or "core carrier" to shippers, initially in Alaska. We do not compete primarily on a price basis, but on a price and quality basis. We seek to effect this strategy by providing reliable, time-definite pick up and delivery services. An important factor in our ability to effect this strategy is the ready availability of drivers. We seek to address the chronic driver shortage in the trucking industry through a variety of practices. We are developing a log of drivers who are independent contractors, allowing us to have a large number of available work force.

     We believe that our operating strategy will position us to capitalize on evolving trends in the transportation industry. Shippers are reducing their number of approved carriers to a small group of core carriers. As a small carrier with the capability to also offer freight brokerage services, we are well-situated to capitalize on this trend. Our capability to offer freight should gain us business from companies that use "just-in-time" inventory and distribution methods.

Independent Contractors

     We rely on the services of independent agents and contractors in our trucking services. Although we lease a small number of tractors and trailers, the majority of our truck equipment and drivers are provided by independent contractors and agents. Our relationships with independent contractors allow us to provide customers with a broad range of trucking services without the need to commit capital to acquire and maintain an asset base.

     Independent contractors and fleet owners are compensated on the basis of mileage rates and a fixed percentage of the revenue generated from the shipments they haul. Under the terms of our typical lease contracts, independent contractors must pay all the expenses of operating their equipment, including driver wages and benefits, fuel, physical damage insurance, maintenance and debt service.

Business Cycle

     Historically, sectors of the transportation industry have been cyclical as a result of economic recession, customers' business cycles, increases in prices charged by third-party carriers, interest rate fluctuations and other economic factors over which we have no control. Increased operating expenses incurred by third-party carriers can be expected to result in higher costs to us, and our net revenues and income from operations could be materially adversely affected if we were unable to pass through to our customers the full amount of increased transportation costs. Economic recession or a downturn in our customers' business cycles also could have a material adverse effect on our operating results if the volume of freight shipped by those customers were reduced.

Competition

     The transportation services industry is highly competitive and fragmented. Our trucking and freight brokerage business competes primarily against other domestic non-asset-based transportation and freight brokerage companies, asset-based transportation and freight brokerage companies, third-party freight brokers, private shipping departments and freight forwarders. We compete with other short to medium haul truckload carriers; internal shipping conducted by existing and potential customers and, to a lesser extent, railroads and air transportation. Competition is based primarily on freight rates, quality of service, such as damage free shipments, on-time delivery and consistent transit times, reliable pickup and delivery and scope of operations. We also compete with transportation services companies for the services of independent agents, and with trucklines for the services of independent contractors and drivers.

     There are a number of other trucking companies that may have substantially greater financial resources, operate more equipment or carry a larger volume of freight than we do. Our local competition includes Weaver Bros., Inc. Alberts Trucking B&M
Trucking,  Beluga Trucking Inc., and Bootleg Trucking Inc.

     Some of our competitors may be prepared to accept less favorable fee structures than us when bidding for contracts. There can be no assurance that we will be able to compete successfully or that the competitive pressures faced by us, including those described, will not have a material adverse effect on our business, results of operations and financial condition.

     We have yet to establish our reputation and develop name recognition. We intend to become competitive by offering better service and prices than our competitors.

     Our  primary  emphasis is service, especially  to  its  core
carrier  customers,  rather  than  price  alone.   However,   the
industry in which we operate is extremely price sensitive and we are responsive to competitive price pressures.

     We also compete with other motor carriers in hiring qualified drivers. Although we currently have an adequate number of drivers, there can be no assurance that we will not be affected by a shortage of qualified drivers in the future. Significant driver turnover is a problem within the industry as a whole. In addition, the trucking industry is experiencing a diminished workforce of qualified drivers. As a result, we must compete with other transportation service companies for the available drivers. We anticipate that the intense competition for qualified drivers in the trucking industry will continue.

     In addition to our driver employees, we contract with a select group of independent contractors who own and operate their own tractors and trailers. Our selection process for independent owner-operators is substantially the same as the process for employees. Each owner-operator is required to enter into an owner-operator lease agreement which is cancelable by either party upon thirty days notice. The owner-operators provide us with an additional source of drivers, particularly during periods of peak demand for transportation services.

Marketing and advertising

     We intend to market high quality, "just-in-time" freight truckload services in the truckload carrier market. Our operations are statewide, Anchorage in particular. We are actively establishing a presence in these regions and intend to develop a competitive ability for the return shipment of goods, which reduces the amount of empty truck miles and increases overall productivity and profitability.

     We currently have one employee who develops and implements our advertising strategies, including identifying clients and developing business relationships with local businesses.
Additionally, this person is responsible for soliciting advertising contracts. We intend to increase the size of our sales force as our sales and revenues increase.

     Our marketing strategy is to emphasize our commitment to high levels of service, flexibility, responsiveness, analytical planning and information management in order to serve customers' demands for time definite pickup and delivery. We are seeking to establish, maintain and strengthen our presence with prospective customers.

     We maintain a strong commitment to expanding our relationships with our customers. Customer shipping patterns will be monitored on a regular basis, allowing us flexibility in responding rapidly to the varying service demands of our customers.

Governmental Regulation

     The trucking industry is subject to regulatory oversight and legislative changes which can affect the economics of the industry by requiring certain operating practices or influencing the demand for, and the costs of providing, services to shippers. The Department of Transportation of the United States ("DOT"), as well as various state agencies that have jurisdiction over us, have broad powers, generally governing such matters as authority to engage in motor carrier operations, rates and charges, certain mergers, consolidations and acquisitions, and periodic financial reporting. Rates and charges are not directly regulated by these authorities. As primarily a contract carrier, we negotiate competitive rates directly with customers as opposed to relying on schedule tariffs. State agencies impose tax, license and bonding requirements.

     The Motor Carrier Act of 1980 commenced a program to increase competition among motor carriers and to diminish regulation in the industry. Following this deregulation, applicants have more easily been able to obtain DOT operating authority, and interstate motor carriers have been able to impose certain rate changes without DOT approval. The Motor Carrier Act also removed many route and commodity restrictions on transportation of freight. We intend to obtain authority from the states in which we may carry general commodities on an as needed basis.

     Under the Negotiated Rates Act of 1993, certain procedures must be followed for resolving claims involving unfilled, negotiated transportation rates. Generally, when a claim is made by a motor carrier of property for the collection of rates and charges in addition to those originally billed and collected by the carrier, the person against whom the claim is made may elect to satisfy the claim pursuant to certain provisions specified in the Negotiated Rates Act. The Negotiated Rates Act specifies the types of disputes to be resolved by the ICC and allows for the nonpayment of the disputed additional compensation until the dispute is resolved. We believe that we are in compliance in all material respects with the provisions of the Negotiated Rates Act.

     Interstate motor carrier operations are subject to safety requirements prescribed by the DOT. Such matters as weight and dimensions of equipment are also subject to federal and state regulation. We comply with all applicable regulations imposed on Company's employees and owner-operators. The DOT's national commercial driver's license, drug testing requirements and new alcohol and drug-use regulations have not to date and are not expected to adversely affect the availability to us of qualified drivers.

     The Company's operations are subject to federal, state and local laws and regulations concerning the environment. We have not received any notices from any regulatory authority relating to any violation of any environmental law and incur no material costs specifically related to compliance with such laws.

Employees

     We currently have one full time employee. At present, we do not intend to hire additional full time employees until such time as our operations require. The Company is developing a log of drivers who are independent contractors, which will allow it to have a much larger number of available work force than if it were to maintain a limited amount of employees.

Properties

     Our principal address is 300 West 54th Avenue, Suite 200,
Anchorage, Alaska, 99518. Our president provides this office space at no cost to us and will continue this arrangement until such time as we generate sufficient revenue to rent.

     We operate a fleet of eight tractors and fourteen trailers. Three of the tractors and ten of the trailers are owned by RL Trucking and Richard L. Strahl, an officer of the company, five additional tractors and four trailers are on a on a four year lease in the name of Richard L. Strahl. The Company has signed an equipment lease agreement with Richard L. Strahl and RL Trucking allowing the Company to lease the equipment on as needed basis until such time as the Company can purchase its own trucks, which minimizes the Company's capital commitment for trucking. According to the terms of the lease, the lease payments are to include an amount sufficient to pay the principal and interest on the current loan against the equipment and a reasonable amount of monies for insurance and maintenance. The Company also agrees to assume responsibility for the payment of all fuel used by the trucks.

     The Company also intends to enter into contracts with owner-operators to provide additional tractors and trailers if needed.
The Company plans to establish standard specifications for the purchase of equipment replacements.

Legal proceedings

     Our company is not a party to any bankruptcy, receivership or other legal proceeding, and to the best of our knowledge, no such proceedings by or against Alaska Freightways have been threatened.

                        PLAN OF OPERATION

     We did not have any revenue for the period ending December
31, 2000. We believe that the proceeds from this offering will satisfy our cash requirements for the next twelve months.

     In January and February 2001, we issued 270,000 shares for $135,000 in cash. These funds are being used for legal, accounting, administrative, consulting and marketing costs. We need at least the minimum amount of proceeds from this offering to implement our business plan and commence operations.

     Should we receive the minimum offering of $75,000, we will realize net proceeds of $50,000. This amount will enable us to maintain existing leases on equipment and lease additional equipment and provide us with sufficient working capital to continue operations for a period of twelve months. Should we receive the maximum amount of the offering, we will realize net proceeds of $200,000. This amount will enable us to lease and purchase additional equipment, implement our marketing and advertising plan and provide us with additional working capital. We intend to use the majority of the proceeds to enter additional equipment leasing arrangements and provide maintenance for our current leased fleet. We anticipate an increase in capital expenditures consistent with anticipated growth in operations, infrastructure and personnel.

     We may purchase trucking equipment during the next twelve month if our operating revenues are sufficient to allow us to do so. Depending on the success of our operations, we plan to hire up to five additional employees by the end of our first 12 months of operations. These additional employees may serve in any of the following capacities: drivers; marketing and promotion; and administration.

     If we are unable to raise the minimum offering amount, it will be necessary for us to find additional funding in order to market our services and maintain our lease arrangements. In this event, we may seek additional financing in the form of loans or sales of our stock. There is no assurance that we will be able to obtain financing on favorable terms or at all or that we will find qualified purchasers for the sale of our stock.

                           MANAGEMENT

Name                 Age     Position                              Since

Donald L. Nelson      43     President, CEO and Director          June 2000
Richard L. Strahl     58     Secretary, Treasurer and Director    June 2000
Brady Strahl          23     Director                             June 2000

      Donald E. Nelson, CEO, President. Mr. Nelson was the owner of Fleet Services, a truck repair, fabrication, and maintenance company from June 1983 to July 1987, working under contracts with Weaver Bros., K&W Trucking, Lynden Transport, and Drilling Mud Haulers. From July 1987 to January 1994 he worked as a shop mechanic supervisor & instructor for Craig Taylor Equipment Co. located in Fairbanks, Alaska. From January 1994 to December 1999 he was a supervisor, concrete and asphalt cutting, for Summit Paving & Construction, Inc. in Anchorage, Alaska. Starting in December 1999, Mr. Nelson has been the production manager and the director of maintenance for APC Export, Inc. located in Anchorage, AK.

     Richard L. Strahl, Secretary/Treasurer, Director. Mr. Strahl is currently serving as a President and CEO of APC Export, Inc., a soil development company located in Anchorage, Alaska. He assumed this position in September of 1998, after owning RL Trucking company from March 1989 to October 1998. He is the father of Brady Strahl.

     Brady Strahl, Director. From June 1995 to October 1998 Mr. Strahl was providing dispatch and equipment management services to RL Trucking. From October 1998 to present Mr. Strahl is an undergraduate student at Gonzaga University with a major in Business.

                          COMPENSATION

      The  Company  does not have employment contracts  with  its executive  officers,  but has agreed to  pay  Donald  Nelson  and
Richard Strahl $80,000 each for their services in 2001. The officers will defer their salaries until such time as we generate sufficient revenue to pay the identified salary.

                     PRINCIPAL STOCKHOLDERS

     The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of 100,000 shares if we sell the minimum and 300,000 shares if we sell the maximum.

The table includes:
* each person known to us to be the beneficial owner of more than five percent of the outstanding shares
*  each director of Alaska Freightways, Inc.
*  each named executive officer of Alaska Freightways, Inc.

Name & Address                # of Shares   % Before     % After Offering
                              Beneficially   Offering   Minimum       Maximum
                                 Owned


Donald Nelson (1)                500,000      14.57%      14.16%        13.40%
300 East 54th Ave. Suite 200
Anchorage, AK 99518

Richard L. Strahl (1) (2)      2,500,000      72.88%      70.82%        67.02%
300 East 54th Ave. Suite 200
Anchorage, AK 99518

Brady Strahl(1) (2)               10,000       0.29%       0.28%         0.26%
GU MSC 395
502 East Boone Ave.
Spokane, WA 99258

All directors and
executive officers as a        3,010,000      87.75%      85.26%        80.69%
group (3 people)

     (1) Officer and/or director

     (2) Richard L. Strahl is the father of Brady Strahl.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Richard L and Brady Strahl are father and son.

     During our development stage, we entered an agreement with Richard Strahl to provide consulting services for which we paid
$1,500.

     We have entered into a lease agreement with Richard Strahl to lease the trucks and trailers we will initially use in our business. Mr. Strahl is to be paid the principal and interest amount due on each loan against the equipment as well as a reasonable amount of monies for insurance and maintenance for each truck and trailer leased by us. We are responsible for the payment of all fuel used by the trucks.

     Brady Strahl purchased 10,000 shares $10 cash.  Donald
Nelson purchased 500,000 shares for $500 cash. Richard Strahl purchased 2,500,000 shares for $2,500 cash.

     Richard Strahl loaned us $100 to open our corporate bank account. We have since repaid the loan with no interest.

                  DESCRIPTION OF THE SECURITIES

Common Stock

     We are authorized to issue up to 50,000,000 shares of common stock with a par value of $.001. As of the date of this prospectus, there are 3,430,000 shares of common stock issued and outstanding.

     The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefor. The outstanding common stock is, and the common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

     We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Transfer Agent

     Interwest Transfer Company, Inc., 1981 East 4800 South, Salt
Lake City, Utah  84124, is our transfer agent.

                SHARES AVAILABLE FOR FUTURE SALE

     As of the date of this prospectus, there are 3,430,000 shares of our common stock issued and outstanding. Upon the effectiveness of this registration statement, 100,000 shares of common stock will be freely tradable is the minimum is sold and 300,000 shares of common stock will be freely tradable if the maximum is sold. The remaining 3,430,000 shares of common stock will be subject to the resale provisions of Rule 144. Sales of shares of common stock in the public markets may have an adverse effect on prevailing market prices for the common stock.

     Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with the issuer. Affiliates of the company may include its directors, executive officers, and person directly or indirectly owning 10% or more of the outstanding common stock. Under Rule 144 unregistered resales of restricted common stock cannot be made until it has been held for one year from the later of its acquisition from the company or an affiliate of the company. Thereafter, shares of common stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the company ("Applicable Requirements"). Resales by the company's affiliates of restricted and unrestricted common stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more that the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale.
A non-affiliate may resell restricted common stock which has been held for two years free of the Applicable Requirements.

     MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

     We have six shareholders of our stock. Currently, there is no public trading market for our securities and there can be no assurance that any market will develop. If a market develops for our securities, it will likely be limited, sporadic and highly volatile.

     Presently, we are privately owned. This is our initial public offering. Most initial public offerings are underwritten by a registered broker-dealer firm or an underwriting group. These underwriters generally will act as market makers in the stock of a company they underwrite to help insure a public market for the stock. This offering is to be sold by our sole officer and director. We have no commitment from any brokers to sell shares in this offering. As a result, we will not have the typical broker public market interest normally generated with an initial public offering. Lack of a market for shares of our common stock could adversely affect a shareholder in the event a shareholder desires to sell his shares. The company does anticipate a market maker filing for listing on the Over the Counter Bulletin Board should the offering succeed.

     Currently the Shares are subject to Rule 15g-9, which provides, generally, that for as long as the bid price for the Shares is less than $5.00, they will be considered low priced securities under rules promulgated under the Exchange Act. Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer. Under certain circumstances, the purchaser may enjoy the right to rescind the transaction within a certain period of time. Consequently, so long as the common stock is a designated security under the Rule, the ability of broker-dealers to effect certain trades may be affected adversely, thereby impeding the development of a meaningful market in the common stock. The likely effect of these restrictions will be a decrease in the willingness of broker-dealers to make a market in the stock, decreased liquidity of the stock and increased transaction costs for sales and purchases of the stock as compared to other securities.

                      PLAN OF DISTRIBUTION

     We are offering up to 300,000 shares on a best efforts basis directly to the public through our officers and directors. The offering is a best efforts offering and will conclude 90 days from the date of this prospectus unless extended an additional 30 days our discretion. We may terminate this offering prior to the expiration date.

     In order to buy our shares, you must complete and execute the subscription agreement and make payment of the purchase price for each share purchased either in cash or by check payable to the order of Alaska Freightways, Inc.

     Solicitation for purchase of our shares will be made only by means of this prospectus and communications with our officers and directors who are employed to perform substantial duties unrelated to the offering, who will not receive any commission or compensation for their efforts, and who are not associated with a broker or dealer.

     Our officers and directors will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.


                          LEGAL MATTERS

     The legality of the issuance of the shares offered hereby and certain other matters will be passed upon for Alaska
Freightways, Inc. by Lehman Walstrand & Associates LLC, Salt Lake
City, Utah.

                             EXPERTS

     The audited financial statements of Alaska Freightways, Inc. as of December 31, 2000 appearing in this Prospectus and Registration Statement have been audited by Hawkins Accounting, Certified Public Accountant, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                     ADDITIONAL INFORMATION

     We have filed a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to Alaska Freightways and the shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of all or any part of the Registration Statement may be obtained from the Commission upon payment of a prescribed fee. This information is also available from the Commission's Internet web site, http://www.sec.gov.

                    Alaska Freightways, Inc.
                  [A Development Stage Company]

                            CONTENTS
                                                          PAGE

        Independent Auditors' Report                       20


        Balance Sheets, December 31, 2000                  21


        Statements of Operations                           22


        Statement of Stockholders' Equity                  23


        Statements of Cash Flows, for the years ended      24


        Notes to Financial Statements                      25

HAWKINS ACCOUNTING


CERTIFIED  PUBLIC  ACCOUNTANT           341 MAIN STREET SALINAS, CA. 93901
                                         (831) 759-2480 FAX (831) 759-2482


To the Board of Directors and Shareholders
Alaska Freightways, Inc.
Anchorage, Alaska

                                     Independent Auditor's Report

I have audited the balance sheet of Alaska Freightways, Inc. (a development stage company) as of December 31, 2000 and the related statements of operations, stockholders' equity and cash flows from date of inception to year end December 31, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides reasonable basis for my opinion.

In my opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Alaska Freightways, Inc as of December 31, 2000, the results of operations the cash flows and the cumulative results of operations and cumulative cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in
Note 6 to the financial statements, the Company has incurred net losses since inception, which raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.



/s/ Hawkins Accounting

January 25, 2001
(except for Note 6, as to
which the date is March 13, 2001)

                     ALASKA FREIGHTWAYS, INC
                  (A Development Stage Company)
                          BALANCE SHEET
                        DECEMBER 31, 2000


ASSETS
     Current assets
          Cash                                    $    697

     Total assets                                 $    697


LIABILITIES
     Current liabilities
        Accounts payable                             3,000
        Loan payable                                   100
     Total liabilities                               3,100


SHAREHOLDERS' EQUITY
       Common stock 50,000,000 shares
        authorized $.001 par value
        3,160,000 outstanding                        3,160
       Retained earnings                            (5,563)
                                                    (2,403)


 Total liabilities and shareholders' equity       $    697

 The accompanying notes are an integral part of these financial statements

                    ALASKA FREIGHTWAYS, INC.
                  (A Development Stage Company)
                     STATEMENT OF OPERATIONS
           From date of inception to December 31, 2000


                                            Deficit
                                         Accumulated
                                            During
                                         Development
                                            Stage

Revenue                    $        0    $        0

Cost of revenue                     0             0

Gross margin                        0             0

Operating expenses
  Accounting fees               4,000         4,000
  Bank charges                     63            63
  Consulting fees               1,500         1,500
     Total expenses             5,563         5,563

     (Loss) from operations    (5,563)       (5,563)

Other income and (expense)          0             0

      Net (loss)           $   (5,563)   $   (5,563)

(Loss) per share           $    (0.01)   $    (0.01)

Weighted average per share  3,160,000     3,160,000

 The accompanying notes are an integral part of these financial statements

                     ALASKA FREIGHTWAYS, INC
                  (A Development Stage Company)
                STATEMENT OF SHAREHOLDERS' EQUITY
           From date of inception to December 31, 2000

                                                    Deficit
                                                  Accumulated
                                                    During
                                        Paid in   Development
  Date              Shares      Amount  Capital      Stage    Total
December 13, 2000    500,000   $   500  $   0     $           $    500
December 13, 2000     10,000        10      0                       10
December 20, 2000  2,500,000     2,500      0                    2,500
December 26, 2000    150,000       150                             150
Net (loss)                                        $(5,563)    $ (5,563)
                   3,160,000  $  3,160  $   0     $(5,563)    $ (2,403)


 The accompanying notes are an integral part of these financial statements

                    ALASKA FREIGHTWAYS, INC.
                  (A Development Stage Company)
                     STATEMENT OF CASH FLOWS
           From date of inception to December 31, 2000


                                                             Deficit
                                                           Accumulated
                                                             During
                                                           Development
                                                              Stage

CASH FLOWS FROM
 OPERATING ACTIVITIES
 Net income  (loss)                             $ (5,563)  $  (5,563)
 Adjustments to reconcile net income
  to net cash provided by operating activities
   Increase  in  accounts payable                  3,000       3,000
   Increase in note payable                          100         100
NET CASH PROVIDED BY
 OPERATING   ACTIVITIES                           (2,463)     (2,463)

INVESTING   ACTIVITIES                                 0           0

FINANCING ACTIVITIES
 Sale of common stock                              3,160       3,160

NET CASH REALIZES FROM FINANCING
  ACTIVITIES                                       3,160       3,160

INCREASE IN CASH AND CASH
  EQUIVALENTS                                  $     697   $     697



 The accompanying notes are an integral part of these financial statements

NOTE 1:   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Nature  of the business - Alaska Freightways, Inc  (the
          "Company) operates as a trucking company hauling over the road goods.

          Development Stage Company - The Company is a development stage company, as defined in the Financial Accounting Standards Board No. 7. The Company is
          devoting substantially all of its present efforts in funding the company and attracting investors for major expansion.

          Pervasiveness of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

          Cash and cash equivalents - For financial statement presentation purposes, the Company considers all short term investments with a maturity date of three months or less to be cash equivalents.

          Property and equipment - Property and equipment are recorded at cost. Maintenance and repairs are expensed as incurred; major renewals and betterments are capitalized. When items of property or equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

          Depreciation is provided using the straight-line method, over the useful lives of the assets. Since the company has yet to commence operations, no depreciation has been taken. Equipment consists of moldings being developed.

          Income taxes - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and the tax basis of assets and liabilities for Financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income.

NOTE 2:   BACKGROUND

          The Company was incorporated under the laws of the State of Nevada on June 1, 2000. The principal activities of the Company, from the beginning of the development stage, have been organizational matters and the sale of stock.

NOTE 3:   COMMON STOCK

          Founder's stock- at the initial organizational meeting of the Company, the board of directors voted to issue stock to the founders of the corporation. These shares which total 3,160,000 shares are to be issued for consideration of $.001 per share. As of December 31, 2000 3,160,000 shares have been paid for and issued.

NOTE 4:   RELATED PARTY TRANSACTIONS

          The Company has entered into an agreement with the majority shareholder to lease the necessary equipment in order to commence operations. The Company further agrees that these leases are operating leases and will lease only the needed equipment until such time as the Company is able to purchase the equipment itself.

          The Company further paid the majority shareholder a total of $1,500 for the period of inception to year-end for consulting services.

NOTE 5:   INCOME TAXES

          The benefit for income taxes from operations consisted of the following components: current tax benefit of $800 resulting from a net loss before income taxes, and a deferred tax expense of $800 resulting from a valuation allowance recorded against the deferred tax asset resulting from net operating losses. Net operating loss carryforward will expire in 2020.

          The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At that time, the allowance will either be increased or
          reduced;   reduction  would  result  in  the   complete
          elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer required.

NOTE 6:   SUBSEQUENT EVENTS

          The Company raised $135,000 through sale of stock subsequent to the balance sheet date. This was raised solely through accredited and sophisticated investors.

          Also, the $100 note payable was paid subsequent to  the
          balance  sheet date to the majority shareholder.   This
          was the amount necessary to open the corporate bank account.

          The   company  has  incurred  $287  in  offering  costs
          associated with the filing of the regulation 504-D.

NOTE 7:   GOING CONCERN

          From the date of inception to December 31, 2000, the Company has yet to commence actual operations and receiving revenue, and, has net losses from operating activities which raise substantial doubt about its ability to continue as a going concern.

          The Company plans to commence operations during its first quarter of the year ending March 31, 2001.

          Also during this period of development stage the Company pursuant to an exemption under Rule 504 of Regulation D of the Securities Act of 1933, as amended (the Act), the Company intends to sell solely to accredited and/or sophisticated investors, its common stock. Each share has a par value of $.001and is being offered at $.50 a share. The Company intends to sell 270,000 shares and raise $135,000 through this offering.

          The Company's ability to continue as a going concern is
          dependent   upon  a  successful  public  offering   and
          ultimately achieving profitable operations.

          There is no assurance that the Company will be successful in its efforts to raise additional proceeds or achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

====================================
Until _____________, 2001, all
dealers that effect                     $75,000 / $225,000
transactions in these
securities, whether or not
participating in this offering,
may be required to deliver a
prospectus.  This is in              Alaska Freightways, Inc.
addition to the dealers'
obligation to deliver a
prospectus when acting as
underwriters and with respect
to their unsold allotments or         100,000 Shares Minimum
subscriptions.                        300,000 Shares Maximum
                                           Common Stock
-------------------------------          $.001 Par Value
TABLE OF CONTENTS
-------------------------------

Prospectus Summary               2
Risk Factors                     2
Forward-Looking Statements       5     ---------------------
Dilution and Comparative Data    6          PROSPECTUS
Use of Proceeds                  7     ---------------------
Determination of Offering Price  7
Description of Business          8
Plan of Operation                13
Management                       14
Compensation                     14
Principal Stockholders           14
Certain Relationships and            ___________________ 2001
Related Transactions             15
Description of the Securities    16
Shares Available for Future Sale 16
Market for Common Stock          17
Plan of Distribution             17
Legal Matters                    18
Experts                          18
Additional Information           18
Index to Financial Statements    19

No dealer, salesperson or other
person has been authorized to
give any information or to make
any representations other than
those contained in this
Prospectus and, if given or
made, such information or
representations must not be
relied upon as having been
authorized by the Company. This
Prospectus does not constitute
an offer to sell or a
solicitation of an offer to buy
any of the securities offered
hereby to whom it is unlawful
to make such offer in any
jurisdiction. Neither the
delivery of this Prospectus nor
any sale made hereunder shall,
under any circumstances, create
any implication that
information contained herein is
correct as of any time
subsequent to the date hereof
or that there has been no
change in the affairs of the
Company since such date.
====================================

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our company's charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of the company shall have any liability to the company or its stockholders for monetary damages. The Nevada Revised Statutes provide that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The company's charter and bylaws provide that the company shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Nevada Revised Business Corporations Act and that the company shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

     The charter and bylaws provide that we will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with Alaska Freightways. However, nothing in our charter or bylaws of the company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.
To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses in connection with this Registration Statement. We will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Securities and Exchange               $          56.25
Commission Filing Fee
Printing Fees and Expenses                    1,000.00
Legal Fees and Expenses                      15,000.00
Accounting Fees and Expenses                  7,000.00
Blue Sky Fees and Expenses                    1,000.00
Trustee's and Registrar's Fees                  500.00
Miscellaneous                                   443.75
TOTAL                                 $      25,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     Upon incorporation, we issued 500,000 shares for $500 cash, 10,000 shares for $10 cash, 2,500,000 shares for $2,500 cash and 150,000 shares for $150 cash to our founders. The securities were sold in a private transaction, without registration in reliance on the exemption provided by Section 4(2) of the Securities Act. The investors had a pre-existing relationship with the Company and had access to all material information pertaining to the Company and its financial condition. No broker was involved and no commissions were paid in the transaction.

     In January 2001, we issued 270,000 shares for $135,000 cash to three accredited investors pursuant to Regulation D, Rule 504. The securities were sold in a private transaction, without registration in reliance on the exemption provided by Regulation D, Rule 504. No broker was involved and no commissions were paid in the transaction.

ITEM 27. EXHIBITS.

SEC Ref. No.  Title of Document                        Location

3.1           Articles of Incorporation                Attached
3.2           By-laws                                  Attached
5             Legal Opinion included in Exhibit 23.1   Attached
10.1          Material Contract - Equipment Lease      Attached
23.1          Consent of Lehman Walstrand & Associates Attached
23.2          Consent of Hawkins Accounting            Attached
99.1          Escrow Agreement                         Attached
99.1          Subscription Agreement                   Attached

ITEM 28. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in this Registration Statement or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the us of expenses incurred or paid by a director, officer or controlling persons of Alaska Freightways in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to:

  (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution.

  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                           SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, Alaska Freightways, Inc., certifies that it has reasonable ground to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf on April 3, 2001.


                                             Alaska Freightways, Inc.




                                             By:/s/ Donald Nelson
                                             President



                                             By: /s/ Richard Strahl
                                             Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacity and on the dates indicated.

                        POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Donald Nelson and Richard Strahl (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including registration statements filed or amendments made pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Dated: Arpil 3, 2001                   /s/ Donald Nelson
                                       Donald Nelson
                                       Director and President


Dated: April 3, 2001                   /s/ Richard Strahl
                                       Richard Strahl
                                       Director, Secretary & Treasurer


Dated: April 3, 2001                   /s/ Brady Strahl
                                       Brady Strahl
                                       Director